EXHIBIT 4(d)
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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


                                 BY AND BETWEEN


                          INTRUST FINANCIAL CORPORATION


                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                JANUARY 21, 1998


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

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I. DEFINITIONS AND INTERPRETATION......................................1
      Section 1.1. Definitions and Interpretation..............................1

ARTICLE II. TRUST INDENTURE ACT................................................4
      Section 2.1. Trust Indenture Act; Application............................4
      Section 2.2. The List of Holders of the Securities.......................5
      Section 2.3. Reports by the Preferred Guarantee Trustee..................5
      Section 2.4. Periodic Reports to the Preferred Guarantee Trustee.........5
      Section 2.5. Evidence of Compliance with Conditions Precedent............5
      Section 2.6. Events of Default; Waiver...................................5
      Section 2.7. Event of Default; Notice....................................6
      Section 2.8. Conflicting Interests.......................................6

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE......6
      Section 3.1. Powers and Duties of the Preferred Guarantee Trustee........6
      Section 3.2. Certain Rights of the Preferred Guarantee Trustee...........8
      Section 3.3. Not Responsible for Recitals or Issuance of Guarantee.......9

ARTICLE IV. THE PREFERRED GUARANTEE TRUSTEE...................................10
      Section 4.1. The Preferred Guarantee Trustee; Eligibility...............10
      Section 4.2. Appointment, Removal and Resignation of the Preferred
                   Guarantee Trustee..........................................10

ARTICLE V. GUARANTEE..........................................................11
      Section 5.1. Guarantee..................................................11
      Section 5.2. Waiver of Notice and Demand................................11
      Section 5.3. Obligations not Affected...................................11
      Section 5.4. Rights of the Holders......................................12
      Section 5.5. Guarantee of Payment.......................................13
      Section 5.6. Subrogation................................................13
      Section 5.7. Independent Obligations....................................13
      Section 5.8. Right to Elect Directors...................................13

ARTICLE VI. LIMITATION OF TRANSACTIONS; SUBORDINATION.........................13
      Section 6.1. Limitation on Transactions.................................13
      Section 6.2 Ranking.....................................................14

ARTICLE VII. TERMINATION......................................................14
      Section 7.1. Termination................................................14

ARTICLE VIII. INDEMNIFICATION.................................................14
      Section 8.1. Exculpation................................................14
      Section 8.2. Indemnification............................................15

ARTICLE IX. MISCELLANEOUS.....................................................15
      Section 9.1. Successors and Assigns.....................................15
      Section 9.2. Amendments.................................................15
      Section 9.3. Notices....................................................15
      Section 9.4. Benefit....................................................16
      Section 9.5. Governing Law..............................................16

                              CROSS-REFERENCE TABLE

Section of........                                                  Section of
Trust Indenture Act                                                 Guarantee
of 1939, as amended                                                 Agreement

310(a)....................................................................4.1(a)
310(b)...............................................................4.1(c), 2.8
310(c)............................................................Not Applicable
311(a)....................................................................2.2(b)
311(b)....................................................................2.2(b)
311(c)............................................................Not Applicable
312(a)................................................................... 2.2(a)
312(b)................................................................... 2.2(b)
313......................................................................... 2.3
314(a).......................................................................2.4
314(b)............................................................Not Applicable
314(c).......................................................................2.5
314(d)............................................................Not Applicable
314(e)..............................................................1.1, 2.5,3.2
314(f)..................................................................2.1, 3.2
315(a)....................................................................3.1(d)
315(b).......................................................................2.7
315(c).......................................................................3.1
315(d)....................................................................3.1(d)
316(a).............................................................1.1, 2.6, 5.4
316(b).......................................................................5.3
317(a).......................................................................3.1
317(b)............................................................Not Applicable
318(a)....................................................................2.1(a)
318(b).......................................................................2.1
318(c)....................................................................2.1(b)

Note: This Cross-Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT


         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Preferred Securities Guarantee"), dated as of January 21, 1998, is executed and delivered by INTRUST FINANCIAL CORPORATION, a Kansas corporation (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of INTRUST CAPITAL TRUST, a Delaware statutory business trust (the "Trust").

                                    RECITALS

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of January 21, 1998, among the trustees of the Trust named therein, the Guarantor, as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof up to 2,300,000 preferred securities, having an aggregate liquidation amount of $57,500,000, designated the 8.24% Cumulative Trust Preferred Securities (the "Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

         Section  1.1.   Definitions  and  Interpretation.   In  this  Preferred
Securities Guarantee, unless the context otherwise requires:

         (a)......capitalized  terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b)......terms  defined  in  the  Trust  Agreement  as at the  date  of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee;

         (c)......a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (d)......all  references  to "the  Preferred  Securities  Guarantee" or
"this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (e)......all  references  in this  Preferred  Securities  Guarantee  to
Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

         (f)......a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

         (g)......a  reference  to the  singular  includes  the  plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York are authorized or required by law, executive order or regulation to close or a day on which the Corporate Trust Office of the Preferred Guarantee Trustee is closed for business.

         "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Department.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the 8.24% Subordinated Debentures due January 31, 2028, of the Debenture Issuer held by the Property Trustee of the Trust.

         "Debenture Issuer" means the Guarantor.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "Guarantor" means INTRUST Financial Corporation, a Kansas corporation.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Debentures to the Holders in exchange for the Preferred Securities as provided in the Trust Agreement), the lesser of
(A) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor (the "Liquidation Distribution"), and (B) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.

         "Holder" means a Person in whose name a Preferred Security is or Preferred Securities are registered in the Securities Register; provided, however, that, in determining whether the holders of the requisite percentage of the Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Indenture dated as of January 21, 1998, among the Debenture Issuer and State Street Bank and Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

         "Liquidation Distribution" has the meaning provided therefor in the definition of Guarantee Payments.

         "List of Holders" has the meaning set forth in Section 2.2 of this Preferred Securities Guarantee.

         "Majority in Liquidation Amount of the Preferred Securities" means the holders of more than 50% of the Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all of the Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two authorized officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

         (a)......a   statement   that  each  officer   signing  the   Officers'
Certificate has read the covenant or condition and the definition relating thereto;

         (b)......a  brief  statement of the nature and scope of the examination
or  investigation   undertaken  by  each  officer  in  rendering  the  Officers'
Certificate;

         (c)......a  statement that each such officer has made such  examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d)......a  statement  as to  whether,  in the  opinion  of  each  such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means State Street Bank and Trust Company, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Redemption Price" has the meaning provided therefor in the definition of Guarantee Payments.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                                   ARTICLE II.
                               TRUST INDENTURE ACT

         Section 2.1.      Trust Indenture Act; Application.

         (a)......This   Preferred   Securities  Guarantee  is  subject  to  the
provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

         (b)......If  and to the extent  that any  provision  of this  Preferred
Securities  Guarantee limits,  qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2.      The List of Holders of the Securities.

         (a)......In the event the Preferred  Guarantee  Trustee is not also the
Securities Registrar, the Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities (the "List of Holders") as of such date, (i) within 1 Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b)......The   Preferred   Guarantee  Trustee  shall  comply  with  its
obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         Section 2.3. Reports by the Preferred Guarantee Trustee. On or before July 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.4. Periodic Reports to the Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Section 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6. Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7.      Event of Default; Notice.

         (a)......The  Preferred  Guarantee Trustee shall,  within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b)......The  Preferred  Guarantee  Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge of such Event of Default.

         Section 2.8. Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.
                            POWERS, DUTIES AND RIGHTS
                       OF THE PREFERRED GUARANTEE TRUSTEE

         Section 3.1.      Powers and Duties of the Preferred Guarantee Trustee.

         (a)......This  Preferred  Securities  Guarantee  shall  be  held by the
Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b)......If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c)......The Preferred Guarantee Trustee,  before the occurrence of any
Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d)......No  provision of this Preferred  Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the  absence  of bad  faith on the part of the
                  Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         Section 3.2.      Certain Rights of the Preferred Guarantee Trustee.

         (a)......Subject to the provisions of Section 3.1:

                  (i) the Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                  (v) the Preferred Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                  (vi) the Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses
         (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                  (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) no third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

         (b)......No  provision of this Preferred  Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         Section 3.3. Not Responsible for Recitals or Issuance of Guarantee. The Recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV.
                         THE PREFERRED GUARANTEE TRUSTEE

         Section 4.1.      The Preferred Guarantee Trustee; Eligibility.

         (a)......There  shall at all  times be a  Preferred  Guarantee  Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b)......If at any time the Preferred  Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c)......If  the Preferred  Guarantee  Trustee has or shall acquire any
"conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2. Appointment, Removal and Resignation of the Preferred Guarantee Trustee.

         (a)......Subject to Section 4.2(b), the Preferred Guarantee Trustee may
be appointed or removed without cause at any time by the Guarantor.

         (b)......The  Preferred  Guarantee  Trustee  shall  not be  removed  in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c)......The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d)......If no Successor  Preferred  Guarantee  Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e)......No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f)......Upon  termination  of this Preferred  Securities  Guarantee or removal or  resignation  of the  Preferred  Guarantee  Trustee  pursuant to this
Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all fees and expenses accrued to the date of such termination, removal or resignation.

                                   ARTICLE V.
                                   GUARANTEE

         Section 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

         Section 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.3. Obligations not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a)......the  release or waiver,  by operation of law or otherwise,  of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

         (b)......the  extension  of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

         (c)......any failure,  omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

         (d)......the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

         (e)......any  invalidity  of, or defect or deficiency in, the Preferred
Securities;

         (f)......any  failure or omission to receive any regulatory approval or consent required in connection with the Preferred Securities (or the common equity securities issued by the Trust), including the failure to receive any approval of the Board of Governors of the Federal Reserve System required for the redemption of the Preferred Securities;

         (g)......the  settlement  or compromise  of any  obligation  guaranteed hereby or hereby incurred; or

         (h)......any  other   circumstance   whatsoever  that  might  otherwise
constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.4.      Rights of the Holders.

         (a)......The  Holders  of a  Majority  in  Liquidation  Amount  of  the
Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

         (b)......Any  Holder of  Preferred  Securities  may  institute  a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person.

         Section 5.5. Guarantee of Payment. This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         Section 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of the Preferred Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

         Section 5.8. Right to Elect Directors. If at any time or from time to time any Distributions payable on the Preferred Securities are in arrears for six quarterly periods, then the Holders of Preferred Securities, voting separately as a class, will be entitled to elect two directors, as a special class of directors (the "Preferred Directors"), to the Guarantor's Board of Directors at the next special or annual meeting of the shareholders of the Guarantor.

         The Preferred Directors shall serve one-year terms on the Guarantor's Board of Directors, commencing on the date of their election and shall be eligible for re-election for an unlimited number of one year terms; provided, however, that such terms shall immediately terminate upon the Guarantor curing the arrearage described in this Section 5.8 by paying or depositing with the Trustee a sum sufficient to pay all such arrearages.

         The Guarantor and the Trust agree that the election of the Preferred Directors and any related proxy solicitation shall be governed by, to the extent applicable, the laws of the State of Kansas, federal laws and the Securities Exchange Commission's Rules and Regulations as in effect at the time of any such election and solicitation.

                                   ARTICLE VI.
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1. Limitation on Transactions. So long as any of the Preferred Securities remain outstanding, if any of the circumstances described in Section 5.6 of the Indenture shall have occurred, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Guarantor or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (ii) purchases of common stock of the Guarantor related to the rights under any of the Guarantor's benefit plans for its directors, officers or employees of), (b) the Guarantor shall not make any payment of principal or interest on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures other than payments under this Preferred Securities Guarantee and (c) the Guarantor shall not redeem, purchase or acquire less than all of the Outstanding Debentures or any of the Preferred Securities.

         Section  6.2  Ranking.   This  Preferred   Securities   Guarantee  will
constitute an unsecured obligation of the Guarantor and will rank (a) subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations (as defined in the Indenture) of the Guarantor, (b) pari passu with the most senior preferred securities or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities or preference stock of any Affiliate of the Guarantor, and (c) senior to the Guarantor's common stock.

                                  ARTICLE VII.
                                  TERMINATION

         Section 7.1. Termination. This Preferred Securities Guarantee shall terminate upon (a) full payment of the Redemption Price of all the Preferred Securities, (b) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust, or (c) distribution of the Debentures to the Holders of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         Section 8.1.      Exculpation.

         (a)......No   Indemnified  Person  shall  be  liable,   responsible  or
accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b)......An  Indemnified  Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to the Holders of the Preferred Securities might properly be paid.

         Section 8.2. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         Section 9.1. Successors and Assigns. All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

         Section 9.2. Amendments. Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least 66-2/3% in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of the Holders of the Preferred Securities apply to the giving of such approval.

         Section 9.3. Notices. All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a)......If given to the Preferred  Guarantee Trustee, at the Preferred
Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                             State Street Bank and Trust Company
                             Two International Place, 4th Floor
                             Boston, Massachusetts  02110
                             Attention: Corporate Trust Department

         (b)......If given to the Guarantor,  at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                             INTRUST Financial Corporation
                             105 North Main Street
                             Box One
                             Wichita, Kansas  67202
                             Attention: Chief Executive Officer

         (c)......If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.4. Benefit. This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

         Section 9.5. Governing Law. THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF KANSAS.

         This Preferred Securities Guarantee is executed as of the day and year first above written.


                                   INTRUST FINANCIAL CORPORATION,
                                   as Guarantor




                                   By: _________________________________________
                                            Name:  C.Q. Chandler
                                            Title:  Chairman of the Board and
                                                       Chief Executive Officer




                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Preferred Guarantee Trustee




                                   By: _________________________________________
                                            Name:
                                            Title: